UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2007

ENVIRONMENTAL CONTROL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-120682

(Commission File Number)

20-3626387

(IRS Employer Identification No.)

2501 – 1020 Harwood Street, Vancouver, BC V6E 4R1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.669.3532

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

We are currently involved in durability testing of our two-stroke catalytic muffler at Carnot Emissions Services (CES).  Unfortunately, there has been a delay in this latest testing, as the type of engine being used produces extremely high levels of vibration.  This has posed a challenge for CES and they have been required to order new mounting hardware in order to ensure that the engine will remain properly mounted throughout the 125 hour life-cycle.

Please note that neither the extreme vibrations nor the delay in testing are in any way due to our Catalytic Muffler technology. The delay is simply due to inconsistencies in the test-bed configuration and the engine’s natural range of movement.  The engineers at CES are diligently working in conjunction with our company and their partnering company to rectify this issue, and testing will resume as soon as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL CONTROL CORPORATION

/s/ Michael J. Mugford

Michael J. Mugford

Director

Date: February 16, 2007